January 24, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Victory Energy Corporation’s statements included under Item 4.01 of its Form 8-K to be filed on January 25, 2011, and agree with such statements concerning our firm.

HEIN & ASSOCIATES LLP